UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2007

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

Modification to 2006 Majority Vote Director Resignation Policy

In 2006, in response to a stockholder proposal, the Board of Directors of the Company approved a new Policy, embodied in an amendment to the Company’s By-laws, to provide that, in an uncontested election, any Director who receives a greater number of votes “against” his or her election than votes “for” his or her election must tender his or her resignation. In such event, under this 2006 Policy, the Corporate Governance Committee would then consider the resignation and possible responses to it based on the relevant facts and circumstances, and make a recommendation to the Board.

The Committee and the Board have now determined to modify the foregoing 2006 Policy to provide that it will apply to all Directors who have previously been elected by the stockholders, but that, in an uncontested election, any Director standing for election by the stockholders for the first time would not be elected unless he or she is elected by the affirmative vote of the majority of votes cast at his or her first Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)
DATE: April 26, 2007	/s/ DONALD P. DE BRIER
Donald P. de Brier, Executive Vice Preisdent, General Counsel and Secretary